Exhibit 10.19

LEASE

382/384 PERRY RETAIL, LLC,

Landlord

TO

MICHAEL KORS STORES, LLC,

Tenant

Premises:
A Portion of the Ground Floor and Basement
at
382-384 Bleecker Street,
New York, New York

LEASE

LEASE dated as of May __, 2010 between 382/384 PERRY RETAIL, LLC, a Delaware limited liability company having an office at c/o Beck Street Capital, 100 Vandam Street, 4th Floor, New York, New York 10013 (hereinafter referred to as “Landlord”) and MICHAEL KORS STORES, LLC, a New York limited liability company having an office at 11 West 42nd Street, New York, NY 10036 (hereinafter referred to as “Tenant”).

WITNESSETH:

ARTICLE 1
Demise, Premises, Term, Rents

1.01           Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 382-384 Bleecker Street, in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the “Building”), which Building and the land (“Land”) upon which the Building is located have been subjected to a condominium form of ownership known as the Alta Vista Condominium (the “Condominium”), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided.  Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02           The premises hereby leased to Tenant is a portion of the ground floor and a portion of the basement space in the Building, and constitutes Commercial Unit B (Block 621, Lot 1123) (the “Unit”) pursuant to the Condominium Documents (as hereinafter defined), all as shown by hatchmarks on Exhibit A.  Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the “Demised Premises”.

1.03           The term of this lease, for which the Demised Premises are hereby leased, shall commence on a date (herein referred to as the “Commencement Date”) which shall be (i) the day on which the Demised Premises are ready for occupancy (as defined in Article 4) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever occurs earlier, and shall end at midnight of the last day of the calendar month which is twelve (12) years from the Commencement Date, which ending date is hereinafter referred to as the “Expiration Date”, or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.  Promptly following the Commencement Date the parties hereto (hereinafter sometimes referred to as the “Parties”) shall enter into a supplementary agreement fixing the dates of the Commencement Date and the Expiration Date and if they cannot agree thereon within fifteen (15) days after Landlord’s request therefor, such dates shall be determined by arbitration in the manner provided in Article 34.

1.04       The “rents” reserved under this lease, for the term thereof, shall be and consist of:
(a)          “fixed rent” as follows:

(i)	$525,000.00 per annum ($43,750.00 per month) for the period from the Commencement Date to the date next preceding the first (1st) anniversary of the Commencement Date, both dates inclusive; and

(ii)
$540,750.00 per annum ($45,062.50 per month) for the period from the first (1st) anniversary the Commencement Date to the date next preceding the second (2nd) anniversary of the Commencement Date, both dates inclusive; and

(iii)
$556,973.00 per annum ($46,414.42 per month) for the period from the second (2nd) anniversary of the Commencement Date to the date next preceding the third (3rd) anniversary of the Commencement Date, both dates inclusive; and

(iv)
$573,682.00 per annum ($47,806.83 per month) for the period from the third (3rd) anniversary of the Commencement Date to the date next preceding the fourth (4th) anniversary of the Commencement Date, both dates inclusive; and

(v)
$590,892.00 per annum ($49,241.00 per month) for the period from the fourth (4th) anniversary of the Commencement Date to the date next preceding the fifth (5th) anniversary of the Commencement Date, both dales inclusive; and

(vi)
$608,619.00 per annum ($50,718.25 per month) for the period from the fifth (5th) anniversary of the Commencement Date to the date next preceding the sixth (6th) anniversary of the Commencement Date, both dates inclusive; and

(vii)
$626,877.00 per annum ($52,239.75 per month) for the period from the sixth (6th) anniversary of the Commencement Date to the date next preceding the seventh (7th) anniversary of the Commencement Date, both dates inclusive; and

(viii)
$645,684.00 per annum ($53,807.00 per month) for the period from the seventh (7th) anniversary of the Commencement Date to the date next preceding the eighth (8th) anniversary of the Commencement Date, both dates inclusive; and

(ix)
$665,054.00 per annum ($55,421.17 per month) for the period from the eighth (8th) anniversary of the Commencement Date to the date next preceding the ninth (9th) anniversary of the Commencement Date, both dates inclusive; and

(x)
$685,006.00 per annum ($57,083.83 per month) for the period from the ninth (9th) anniversary of the Commencement Date to the date next preceding the tenth (10th) anniversary of the Commencement Date, both dates inclusive; and

(xi)
$705,556.00 per annum ($58,796.33 per month) for the period from the tenth (10th) anniversary of the Commencement Date to the date next preceding the eleventh (11th) anniversary of the Commencement Date, both dates inclusive; and

(xii)	$726,723.00 per annum ($60,560.25 per month) for the period from the eleventh (11th) anniversary of the Commencement Date through the Expiration Date of this Lease;

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the sum of $43,750.00 to be applied against the first fixed rents becoming due under this lease; and

(b)           “additional rent” consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

(c)           Notwithstanding anything to the contrary, but provided that Tenant is not in default under this lease under any of the terms (after applicable notice and cure periods), covenants and conditions in this lease on Tenant’s part to observe, perform or comply with, Tenant shall not be obligated to pay the first (90) days of fixed rent (excluding all additional rent) payable under this lease in the aggregate amount of $131,250.00 (the “Free Rent”).  In the event that Tenant shall default in any of its obligations under the Lease beyond any applicable notice and cure period, or under any of the terms, covenants and conditions in this lease on Tenant’s part to observe, perform or comply with, Tenant shall pay Landlord, upon demand, an amount equal to the amortized portion of Free Rent.

1.05       Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

1.06       If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month’s fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

1.07       If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when Landlord notifies Tenant that vacant possession of the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until vacant possession is available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder, but the same shall be construed to extend the term of this lease so that Tenant may enjoy the full twelve (12) year Term.  In addition, Tenant may terminate this Lease if possession of the Demised Premises is not delivery to Tenant within one year of the date hereof.  This Section 1.07 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.  The foregoing provisions shall not be construed to shorten the term of this lease upon the commencement thereof.

1.08       Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.  The provisions of this Section 1.08 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Land and Building.

1.09       Landlord shall have the right at all reasonable times to enter on and/or pass through the Demised Premises, or any part thereof, to perform any installation, maintenance and/or repairs to with respect to building systems and meters in the Demised Premises and to otherwise exercise Landlord’s rights hereunder and the rights of the Condominium under the Condominium Documents.  Landlord and/or designees of the Condominium shall have the right at all reasonable times to have uninterrupted access to use the Demised Premises as set forth herein.

ARTICLE 2
Use and Operation

2.01       Subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters, and any similar bodies having jurisdiction thereof as well as the terms and provisions of the Condominium Documents, Tenant covenants and agrees that it shall use the Demised Premises solely for the retail sale of apparel, shoes, fragrances, cosmetics and accessories all bearing the “MICHAEL KORS”, “KORS Michael Kors” or “MICHAEL Michael Kors” labels and other such merchandise as may be sold in other “Michael Kors” stores from time to time and for no other purpose.

2.02       Tenant agrees that, notwithstanding anything to the contrary contained in this lease, Tenant will comply, and cause its employees to comply, with the provisions of this lease and the rules and regulations relating to the Building and the Condominium Documents.  Without intention to limit the generality of the foregoing in any respect, in no event shall pornographic or “X-rated” books, newspapers, magazines, literature, or other merchandise, or books, newspapers, magazines, literature, or other merchandise of an obscene or sexually-oriented nature, be displayed and/or sold in the Demised Premises.

2.03       Tenant agrees to:

(a)       at Tenant’s sole cost and expense, keep the Demised Premises (including the exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition and, if the Demised Premises become infested with vermin, cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord;

(b)       maintain, at Tenant’s sole cost and expense, the Demised Premises and all of Tenant’s personal property therein in accordance with the general reputation and character of the Building;

(c)       Intentionally omitted;

(d)       obey and observe (and compel its officers, employees, contractors, licensees, invitees, subtenants, concessionaires and all others doing business with it, to obey and observe), at Tenant’s sole cost and expense, all rules and regulations reasonably established by Landlord from time to time for the Building, so long as the same be not discriminatory with respect to Tenant; but Landlord shall, except in case of emergency, give Tenant at least five (5) days’ notice of the establishment thereof;

(e)       handle and dispose of all rubbish, garbage and waste from Tenant’s operations in areas designated by Landlord from time to time in accordance with regulations reasonably established by Landlord and not permit the accumulation of any rubbish or garbage in, on, or about any part of the Building;

(f)        comply with all of the terms and provisions of the Declaration and By-Laws of the Condominium; and

(g)       Tenant hereby agrees that the agreements, terms, covenants and conditions contained in this Section 2.03 shall, in no event or respect, be taken, deemed, interpreted, or construed to limit the generality of Section 2.02 in any respect or to define or otherwise affect the scope or breadth of the said Section 2.02.

2.04       Tenant agrees that it shall not, at any time, without first obtaining Landlord’s prior written consent:

(a)       use, or permit to be used or obstructed, any corridor, or any other space outside the Demised Premises, for display, sale, storage, or any other similar undertaking;

(b)       use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called “disposal” or similar units, or otherwise;

(c)       perform any act, or carry on any practice, that damages, mars, or defaces the Demised Premises or any other part of the Building;

(d)       permit window cleaning or other maintenance and janitorial services in and for the Demised Premises to be performed except in accordance with all laws and by such person(s) or entities as shall be approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) and except during reasonable hours designated for such purposes by Landlord;

(e)       place a load on any floor in the Demised Premises exceeding the floor load per square foot that such floor was designed to carry and that is allowed by law, or install, operate or maintain therein any heavy item of equipment;

(f)        take any action that would (i) violate Landlord’s union contracts, if any, affecting the Building, (ii) create any work stoppage, picketing, labor disruption, or labor dispute, (iii) interfere with the business of Landlord or any customer or other person(s) lawfully in and upon the Building or (iv) cause any impairment or reduction of the good will or reputation of the Building;

(g)       subject any fixtures, equipment or any Tenant’s Property in or on the Demised Premises and affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests, chattel mortgages, financing statements, pledges or encumbrances of any kind whatsoever which in any manner affect or encumber the Demised Premises.  In furtherance thereof, Tenant shall pay for all fixtures, furnishings, equipment and any Tenant’s Property in cash or its equivalent; however, notwithstanding the foregoing, Tenant may finance the acquisition of trade fixtures and trade equipment provided same do not result in an lien or encumbrance upon the Demised Premises;

(h)       suffer, allow or permit any offensive or obnoxious vibration, unreasonable noise or odor or other undesirable effect to emanate from the Demised Premises; upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within three (3) days) remove or control the same, and if any such condition is not so remedied, then Landlord may, at its discretion, treat such failure as a default hereunder; and

Tenant hereby agrees that the agreements, terms, covenants and conditions contained in this Section 2.04 shall, in no event or respect, be taken, deemed, interpreted, or construed to limit the generality of Section 2.02 in any respect or to define or otherwise affect the scope or breadth of the said Section 2.02.

2.05       If any governmental license or permit, other than a temporary or permanent Certificate of Occupancy permitting the Demised Premises to be used for the purposes permitted under this lease which Landlord shall secure, shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord or the Condominium, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord.  Tenant shall at all times comply with the terms and conditions of each such license or permit.

2.06       Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

2.07       Tenant acknowledges that the provisions of this Article 2 are a material inducement to the Landlord for the execution of this lease.

ARTICLE 3
Preparation of the Demised Premises

3.01       Tenant acknowledges that it has made a full and complete inspection of the Demised Premises, and Tenant agrees to accept same on the Commencement Date in their present “as-is” condition except as otherwise set forth herein.  Tenant acknowledges that neither Landlord, nor Landlord’s agent, has made any representations or promises in regard to the Demised Premises and neither Landlord nor Landlord’s agent shall be required to perform any work to prepare, alter or improve the Demised Premises for Tenant’s use, except for Landlord’s Work (“Landlord’s Work”) as set forth on Exhibit B.  Such other installations, materials and work which may be required to be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant’s occupancy are hereinafter referred to as ‘‘Tenant’s Work” and shall be performed by Tenant at Tenant’s expense subject to the terms and provisions of Article 13 thereof promptly after the Commencement Date has occurred.  Except for the performance by Landlord of Landlord’s Work, Tenant covenants and agrees that Tenant’s Work shall result in a first class retail store in keeping with the nature of Bleecker Street.  Tenant is familiar with the condition of the Demised Premises and agrees to accept possession of the Demised Premises on the Commencement Date in its then “as is” condition.

ARTICLE 4
When Demised Premises Ready For Occupancy

4.01       The Demised Premises shall be deemed ready for occupancy fifteen (15) days after the date on which Landlord delivers a written notice to Tenant that Landlord’s Work has been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Demised Premises.  Notwithstanding the foregoing, in no event shall Tenant be required to accept possession of the Demised Premises earlier than August 1, 2010.

4.02       If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession.  If the occurrence of any of the conditions listed in Section 4.01, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors or (b) the nature of any items of Tenant’s Work that Landlord undertakes to perform for the account of Tenant, then the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

ARTICLE 5
Adjustments of Rent

5.01       Tax Escalation.  For the purpose of Sections 5.01-5.06:

(a)       “Taxes” shall mean the real estate taxes and assessments, special or otherwise, levies, charges, special assessments and business improvement district charges and fees (whether voluntary or mandatory) imposed upon the Unit, designated as Block 621, Lot 1201 on the Tax Map of the City of New York of which the Demised Premises are a part.  If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Unit and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof;

(b)       “Base Tax Year” shall mean the fiscal year July 1, 2010 to June 30, 2011, inclusive;

(c)       “Base Tax Rate” shall mean the Taxes, as finally determined, for the Base Tax Year;

(d)       “Tax Year” shall mean the fiscal year for which Taxes are levied by the governmental authority;

(e)       “Tenant’s Proportionate Share” shall mean 100% for purposes of this lease and all calculations in connection herewith.

5.02       If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate.  (The amount payable by Tenant is hereinafter referred to as the “Tax Payment”) The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this lease.  The Tax Payment shall be payable by Tenant within fifteen (15) days after receipt of a demand from Landlord therefor, but not sooner than thirty (30) days prior to the date such Taxes are due to the governmental authority, which demand shall be accompanied by a copy of the tax bill together with Landlord’s computation of the Tax Payment.  If the Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may serve such demands upon, and the Tax Payment for such Tax Year shall be payable by Tenant, on a corresponding installment basis.

5.03       Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

5.04       Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Unit.  Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant’s Proportionate Share of increases in Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant’s Proportionate Share of such rebate to Tenant after deducting Landlord’s reasonable expenses, including without limitation, attorneys’ fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as “Tax Expenses”), or, (b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant’s Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant’s Proportionate Share of such Tax Expenses.

5.05       (a)        Anything in this Article 5 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.01 hereof) shall require advance payments from the Landlord on account of Taxes, then Tenant will pay Tenant’s Proportionate Share of up to six (6) months worth of any amounts required to be paid in advance by Landlord with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate.  Any payments to be made by Tenant under this Section 5.05(a) shall be made ten (10) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease;

(b)      Anything in Sections 5.01 through 5.05 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this lease other than Sections 5.01 through 5.05.

5.06       Landlord’s failure during the lease term to prepare and deliver any of the tax bills or notices set forth in this Article 5, or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease.  Tenant’s liability for the amounts due under this Article 5 shall survive the expiration of the Term.

ARTICLE 6
Security Deposit

6.01       Tenant shall deposit with Landlord the sum of $131,250.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease.  It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any additional rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  In the event that Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Landlord.  In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be equal to the amount required under the first sentence of Section 6.01.  Landlord shall deposit the security in an interest bearing account in a bank selected by Landlord.  Provided Tenant is not then in default under this lease, beyond applicable notice and cure periods, any interest earned on such security shall within ten (10) days of request from Tenant be paid to Tenant not more than once a year, less any administrative fee to which Landlord is entitled in accordance with applicable statute.

6.02       Tenant, at its option shall have the right to deliver a letter of credit (“L/C”) to Landlord in lieu of a cash security deposit provided said L/C (a) is issued by and may be drawn upon a bank located in the City of New York; (b) contains a so-called “evergreen clause” providing for the automatic renewal of the L/C annually unless notice of termination of the L/C is delivered to the Landlord by the issuer of the L/C at least thirty (30) days prior to the termination date in which event Landlord may draw upon the L/C and hold the proceeds thereof as a cash security deposit; (c) is drawable at sight upon presentation by Landlord of a certification that it is entitled to draw upon same and (d) is otherwise in form and substance satisfactory to Landlord.

6.03       In the event of a sale of Landlord’s interest in the Unit, Landlord shall have the right to transfer the security deposit deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security deposit.  In such event, Tenant agrees to look solely to the new Landlord for the return of said security deposit.  It is agreed that the provisions hereof shall apply to every transfer or assignment made of said security deposit or to a new Landlord.

6.04       Tenant covenants that it will not assign or encumber or attempt to assign or encumber, the monies deposited hereunder as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

ARTICLE 7
Subordination, Notice To Lessors And Mortgagees

7.01       This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land, the Building and/or the Unit now or hereafter existing and to all mortgages which may now or hereafter affect the Land, the Building, the Unit and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages.  This Section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as “superior leases” and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as “superior mortgages” and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a “lessor”.  Landlord shall cause the holder of any superior leases and/or superior mortgages to execute and deliver a subordination and non-disturbance agreement (the “SNDA”) on their then standard form, which SNDA Tenant agrees to countersign and deliver.

7.02       If, in connection with obtaining financing or refinancing for the Unit and/or the Building of which the Demised Premises form a part, or Landlord’s estate and interest therein, a lender shall request modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations or liabilities of Tenant hereunder or materially adversely affect the leasehold interest hereby created or the rights and privileges of Tenant under this lease.  In no event shall a requirement that the consent of any such lender be given for any modification of this lease or, subject to the provisions of this lease, for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.  In the event Tenant fails to execute and deliver to Landlord a duly executed modification or amendment of this lease incorporating such modification within fifteen (15) days of request therefor, Landlord may execute such amendment or modification for and on behalf of Tenant as its attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this Section 7.04 on behalf of Tenant.

ARTICLE 8
Quiet Enjoyment

8.01       So long as Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 7, to the superior leases and the superior mortgages.

ARTICLE 9
Assignment and Subletting

9.01       Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that, except as expressly otherwise set forth in this lease, it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance.  If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.  In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance.  In no event shall the Demised Premises be sublet in part or for less than the entire remaining term of this lease, less one (1) day.  Notwithstanding anything in this Article 9 to the contrary, Tenant shall not be permitted to assign this lease or sublet the Demised Premises or any portion thereof at any time prior to the fifth (5th) anniversary of the Commencement Date.

9.02       If Tenant shall at any time or times on and after the fifth (5th) anniversary of the Commencement Date of this lease desire to assign this lease or sublet the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) reasonable current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report.  Landlord shall not unreasonably withhold or delay its consent to any proposed assignment or subletting at any time on or after the fifth (5th) anniversary of the Commencement Date.

9.03       Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease.  Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant.  Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.  If Landlord shall decline to give its consent to any proposed assignment or sublease Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

9.04       In the event that (a) Landlord consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 90 days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 9.02 before assigning this lease or subletting the Demised Premises.

9.05       With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

(a)       no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

(b)       no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

(c)       each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent.

9.06       If the Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

(a)           in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, but less the then net unamortized or undepreciated cost thereof (including Tenant’s Work) determined on the basis of Tenant’s federal income tax returns and less the reasonable costs paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

(b)           in the case of a sublease, an amount equal to any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof (including Tenant’s Work) determined on the basis of Tenant’s federal income tax returns.  The sums payable under Sections 9.09(a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant.

9.07       If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 9.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of legal or beneficial interest of Tenant as if such transfer of stock (or other mechanism) which results in a change of legal or beneficial interest of Tenant were an assignment of this lease, and if Tenant is a partnership, joint venture or limited liability company, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, joint venture or limited liability company (or other mechanism, such as, by way of example, the creation of additional general partnership, limited partnership or membership interests) which results in a change of the legal or beneficial interest of such partnership, joint venture and limited liability company, as if such transfer of an interest in the distributions of profits and losses of such partnership, joint venture or limited liability company which results in a change of legal or beneficial interest of such partnership, joint venture or limited liability company were an assignment of this lease.  Notwithstanding the foregoing provisions of this Article 9, Landlord’s consent shall not be required for an assignment of this lease or transfer of stock or beneficial interest as described above to a corporation or other entity which as a result of a merger or consolidation or sale of all or substantially all of Tenant’s assets succeeds to the business carried on by Tenant (each of the foregoing being referred to as a “Transaction”) provided that (i) with respect to each Transaction, same is not principally for the purpose of transferring Tenant’s interest in the lease, (ii) with respect to each Transaction, (X) Tenant gives Landlord at least ten (10) business days prior written notice of the proposed Transaction together with reasonable evidence as to the nature of same, (Y) Tenant, within ten (10) days after effecting the Transaction gives Landlord written notice of the occurrence thereof together with reasonable evidence that the requirement described in clause (i) has been satisfied, and (Z) any transferee shall continue with the same or substantially similar business operation as Tenant under the same trade name as Tenant.

9.08       Any assignment or transfer, whether made with Landlord’s consent pursuant to Section 9.01 or without Landlord’s consent pursuant to Section 9.01, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.  The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

9.09       The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

9.10       The listing of any name other than that of Tenant, whether on the doors of the Premises or elsewhere in the Building, or otherwise, shall not operate to vest any right, interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

ARTICLE 10
Compliance With Laws And Requirements of Public Authorities

10.01     Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority with respect to the Demised Premises, and Tenant, at its expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s use of the Demised Premises, (ii) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant’s obligations hereunder.  However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above.

10.02     Tenant shall not cause or permit “Hazardous Materials” (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building.  The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.  In the event of a breach of the provisions of this Section 10.02, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises in the manner prescribed for such removal by the applicable law, ordinance, rule or regulation.  The provisions of this Section 10.02 shall survive the termination of this lease.

10.03     Landlord represents to Tenant that Landlord has received no written notice that the Demised Premises are in violation of any applicable law, ordinance, rule or regulation with respect to Hazardous Materials.

ARTICLE 11
Insurance

11.01     Tenant shall not violate, or permit the violation of, any condition imposed by the fire insurance policy in effect for the Building and/or the Unit (as applicable) from time to time, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject landlord to any liability or responsibility for personal injury or death or property damage or which would increase the fire or other casualty insurance rate on the Building and/or the Unit (as applicable) or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04) or which would result in insurance companies of good standing refusing to insure the Building and/or the Unit (as applicable) or any of such property in amounts reasonably satisfactory to Landlord or customary for similar buildings in similar areas.

11.02     Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date and (ii) ten (10) days from the date of this lease and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

(a)       A comprehensive policy of liability insurance containing an omnibus named insured provision naming Landlord as an additional insured protecting Landlord, any person and entity designated by Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto.  Such policy shall have limits of liability of not less than Five Million ($5,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage.  Such policy shall contain a contractual liability coverage endorsement with respect to Tenant’s indemnification obligations under this lease.  Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord and any person and entity designated by Landlord as additional insureds, (ii) specifically referencing the Demised Premises; and (iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease.

(b)       Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant’s Changes and Tenant’s Property located in the Demised Premises.

(c)       Rent insurance and/or business interruption insurance for a period of at least twelve (12) months.

(d)       Plate glass insurance in an amount reasonably requested by Landlord.

(e)       Such other insurance as may be required by Landlord acting reasonably.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A-IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation.

Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord a certificate of insurance evidencing such insurance naming Landlord and any entity and person designated by the Landlord as an additional insured, and in either event together with evidence of payment for the policy.  Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant’s default.  In addition in the event Tenant fails to provide and keep in force the insurance required by this lease, at the times and for the durations specified in this lease, Landlord shall have the right, but not the obligation, at any time and from time to time, upon no less than two (2) business days prior written notice to Tenant, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within fifteen (15) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this lease.

11.03     Tenant shall secure an appropriate clause in, or an endorsement upon, each policy obtained by it, pursuant to which its insurer waives subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party.  The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of Landlord and its employees.  In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord and any other entity and individual designated by Landlord to be named in such policy or policies as one of the insureds.  Tenant hereby releases the Landlord with respect to any claim (including a claim for negligence) which it might otherwise have against the Landlord for loss, damages or destruction with respect to its property by fire or other casualty occurring during the term of this lease.

11.04     If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building and/or the Unit or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

11.05     Intentionally Deleted.

11.06     Each policy evidencing the insurance to be carried by Tenant under this lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

ARTICLE 12
Financial Reporting

(a)       Tenant shall keep adequate records and books of account in accordance with generally accepted accounting principles, consistently applied (“GAAP”).

(b)       Tenant shall deliver to Landlord, within fifteen (15) days after receipt by Tenant of notice from the Landlord that Landlord intends to sell or refinance the Unit in which the Demised Premises are located, a balance sheet and statement of profit and loss for Tenant and each guarantor of the lease for the preceding fiscal year and for the last fiscal quarter and certified by an officer of Tenant and each guarantor of the lease.  All such statements and balance sheets shall list all income and expenses of the Tenant and each guarantor.  All financial statements of Tenant and each guarantor shall be (i) prepared in accordance with GAAP, and (ii) delivered in duplicate.

(c)       Tenant and each guarantor shall deliver to Landlord, with reasonable promptness, in addition to the foregoing, such other information with respect to Tenant, the respective guarantor and/or the Demised Premises as Landlord may reasonably request in connection with a sale or refinancing.

(d)       Landlord shall inform any proposed mortgagee or proposed buyer to whom such financial information is delivered that such materials are of a confidential nature, provided however, Landlord shall have no liability in the event any party so informed fails to maintain such materials in confidence provided Landlord so informs such party.

ARTICLE 13
Tenant’s Changes

13.01     Tenant may from time to time during the term of this lease, at its expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as “changes” and, as applied to changes provided for in this Article, “Tenant’s Changes”) in and to the Demised Premises, excluding structural changes and changes which affect the Building systems, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

(a)       the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

(b)       no part of the Building outside of the Demised Premises shall be physically affected;

(c)       the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased;

(d)       in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

(e)       before proceeding with any Tenant’s Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and shall submit the names of the contractors or subcontractors who will be performing Tenant’s Changes for Landlord’s approval, which approval shall not be unreasonably withheld or delayed.  Additionally, any Tenant’s Changes (including, without limitation, Tenant’s Work) except for any Tenant’s Changes of a purely decorative nature or those costing less than $50,000, shall be performed under the supervision of a licensed architect (hereinafter referred to as “Tenant’s Architect”) approved by Landlord, in advance, which approval shall not be unreasonably withheld or delayed.  Notwithstanding anything herein to the contrary, Tenant shall be permitted to make changes to the storefront provided such changes are approved by Landlord, which approval shall not be unreasonably withheld or delayed, and further provided changes comply with the provisions of this Article 13.  Before proceeding with any Tenant’s Changes, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto prepared by Tenant’s Architect, for the work to be done for Landlord’s approval.  Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants.  Tenant agrees that any review or approval by Landlord of any plans and specifications is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.  The granting by Landlord of its approval to such plans and specifications shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of public authorities.  Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.  A guaranty of completion of Tenant’s Work and/or Tenant’s changes by the guarantor of this lease in form satisfactory to Landlord shall be deemed security reasonably satisfactory to Landlord.

13.02     Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant’s Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using first class materials and equipment.  Tenant’s Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter’s reasonable satisfaction) as not to impose any additional expense upon, Landlord in the renovation, maintenance or operation of the Building or any portion thereof.  Tenant’s Changes shall be performed diligently and expeditiously.  Throughout the performance of Tenant’s Changes, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building and/or the Unit as set forth in Section 11.02 hereof, in which Landlord and its agents and any other party named by Landlord (including without limitation, the Condominium and the managing agent thereof) shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord.  Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant’s Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant’s Changes.  If any of Tenant’s Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant’s Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord’s request, store and preserve, at Tenant’s sole cost and expense, any such fixtures, equipment or property so removed and shall return same to Landlord upon the expiration or sooner termination of this lease.  All electrical and plumbing work in connection with Tenant’s changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction.  Upon the completion of Tenant’s Changes, Tenant shall furnish to Landlord a complete set of “as-built” plans and specifications.

13.03     Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction.  Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic’s and other liens filed in connection with Tenant’s Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon.  Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days after Landlord makes written demand therefor.  Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of Section 10.02.

13.04     Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord’s union contracts affecting the Land, the Building or the Unit nor cause interference with the business of Landlord or any Tenant or occupant of the Building, without the prior written consent of Landlord and/or the Condominium.  In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition.  The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy.  For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights otherwise available to it under this lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant’s manner of exercise of its rights as aforesaid, application for such injunction to be made without notice.  With respect to Tenant’s Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators, if any, servicing the Demised Premises.

13.05     The timely and lien free completion of Tenant’s Work shall be performed in accordance with the terms and provisions of this Article 13.

ARTICLE 14
Tenant’s Property

14.01     All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, except for trade fixtures and trade equipment shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

14.02     All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant’s Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord’s expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

14.03     At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal.  Tenant’s obligation herein shall survive the termination of the lease.

14.04     Any other items of Tenant’s Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit.

ARTICLE 15
Repairs And Maintenance

15.01     Tenant shall take good care of the Demised Premises.  Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building including without limitation, the heating, ventilating, and air-conditioning system serving the Demised Premises, as shall be required by reason of (i) the performance or existence of Tenant’s Work or Tenant’s Changes, (ii) the installation, use or operation of Tenant’s Property in the Demised Premises, (iii) the moving of Tenant’s Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, invitees, tenants, agents or contractors.  In addition, Tenant at its expense shall make all repairs to the plumbing, electrical, heating and air conditioning systems and facilities within the Demised Premises, all non-structural repairs to the Demised Premises and all repairs to the storefront, windows and plate glass.  Except if required by the gross neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.  All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs.

15.02     Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems (except as otherwise expressly set forth in this lease) and facilities to the point of entry into the Demised Premises, in working order, condition and repair and shall make all structural repairs, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease and except for those repairs which are the responsibility of the Condominium.

15.03     Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from either (a) Landlord’s making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Unit, the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Unit, Building or the Demised Premises, or (b) the Condominium making or failing to make any repairs or changes to any portion of the Building or the Demised Premises; provided that Landlord shall use due diligence with respect to the performance by Landlord thereto and shall perform such work and request that the Condominium perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant’s use of the Demised Premises.

ARTICLE 16
Electricity

16.01     Tenant shall obtain and pay for Tenant’s entire separate supply of electric current by direct application to and arrangement with the public utility company servicing the Building.  Landlord will permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant to the extent available and safely capable of being used for such purpose.  Landlord shall, at its expense, install a meter within the Demised Premises to measure Tenant’s electrical consumption.  Tenant, at its expense, shall repair said meter, as necessary.

16.02     Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord’s reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.  Rigid conduit only will be allowed.

16.03     Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, unless resulting from Landlord’s willful misconduct or gross negligence.

16.04     Tenant agrees not to connect any additional major electrical equipment of any type to the Building electric distribution system, without the Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.  In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

16.05     Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation.  Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant’s sole cost and expense.  All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord’s property upon the expiration or sooner termination of this lease.

ARTICLE 17
Heat, Ventilating and Air-Conditioning and Water

17.01     Tenant shall obtain and pay for at Tenant’s cost and expense all utilities and services required by Tenant including ventilation, heating and air-conditioning.  Tenant, at its sole cost and expense, shall install and maintain all equipment necessary for the furnishing of utilities and services.  Landlord shall not be liable or responsible to Tenant for any loss, damage, or expense if the aforesaid utilities and/or services are not available or are changed.

17.02     Tenant shall be responsible for the maintenance and repair of facilities, machinery and equipment for the supply and distribution within the Demised Premises of heating, air-conditioning and ventilation (hereinafter collectively referred to as “HVAC Service”).  Tenant shall comply with Landlord’s reasonable requirements as to maintenance and operation, and comply with all other terms, covenants and conditions of this Lease applicable thereto.  Such maintenance obligations shall be performed throughout the term of the Lease, on Tenant’s behalf, by a reputable air-conditioning maintenance company engaged and paid for by Tenant and reasonably approved by Landlord.  Tenant shall surrender the HVAC Service and all repairs, additions and replacements thereto and thereof to Landlord in good working order and condition on the expiration or sooner termination of the Lease.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said facilities.

17.03     Tenant at its expense shall arrange for cold and hot water.

17.04     Unless water and gas charges are payable directly to the utility supplier, Landlord shall, from time to time, but not more often than monthly, furnish Tenant with invoices indicating the period during which the usage for each of the water and gas services was measured and the amount of the utility charges payable by Tenant to Landlord for each of the water and gas services for such period.  Within ten (10) days after receipt of each such invoice, Tenant shall pay the amount of the utility charges set forth thereon to Landlord as additional rent.  In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of any of the water and gas services supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, a proportionate share of such taxes, as reasonably determined by Landlord, shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent.

17.05     Landlord and the designees of the Condominium, throughout the term, shall have reasonable access upon reasonable notice to any and all mechanical installations of Landlord and the Condominium, including but not limited to the boiler room, meters, air-cooling, fan, ventilating and machine rooms and the electrical systems, (including, but not limited to, electrical closets) pipes, conduits and the like and Tenant agrees that there shall be no construction of partitions of other obstructions which may interfere with Landlord’s and/or designees of the Condominium free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations or systems.  Tenant further agrees that neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said installations or systems.  Without limiting the foregoing and notwithstanding anything else set forth in this Lease, Landlord and the designees of the Condominium shall have an easement and absolute right of access through the Demised Premises in order to exercise the rights set forth above.

17.06     Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if due to the actions or inaction of the utility supplier either the quantity or character of any or all of the utilities is changed or is no longer available or suitable for Tenant’s requirements.

17.07     Tenant covenants and agrees that at all times its use of the utilities shall never exceed the capacity of the then facilities in the Building and/or the Unit.

ARTICLE 18
Other Services

18.01     Landlord shall not be obligated to supply to the Demised Premises any utilities or building services of any kind.  Tenant agrees to make its own arrangements with the public utility company servicing the Demised Premises for the furnishing of, and payment of all charges for, water, gas, telephone and all other utilities consumed by Tenant in the Demised Premises.  In no event shall Landlord be responsible for charges for utilities.  Except as otherwise provided for herein, all meters at the Demised Premises for the purpose of measuring Tenant’s consumption of the respective utilities shall be installed and thereafter maintained by Tenant or at Landlord’s option by Landlord, at Tenant’s sole cost and expense, in good working order and condition.  Tenant shall be permitted to use any meters existing in the Demised Premises.

18.02     The entire Demised Premises, including store fronts and any glass show windows, are to be kept clean by Tenant, at its sole cost and expense, in a manner reasonably satisfactory to Landlord.

18.03     Tenant agrees that it shall independently contract, at its sole cost and expense, for the removal of all rubbish, refuse and waste from the Demised Premises, utilizing contractors and subcontractors approved (in writing, in advance) by Landlord which approval shall not be unreasonably withheld or delayed.  The removal of such rubbish, refuse, garbage shall be subject to such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Building and/or the Unit.  Tenant shall comply with all applicable requirements, if any, of the Departments of Health and Sanitation of the City of New York and laws and/or requirements of other public authorities relating to the treatment of such rubbish prior to its placement for disposal including, without limitation, sorting and separating all of its rubbish, refuse and waste into such categories as provided by such laws and/or requirements.  Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless from and against any actions, claims, costs (including, without limitation, reasonable legal fees) and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.  Tenant shall accumulate garbage only in sealed plastic bags, as hereinbefore provided, and, shall (i) retain such sealed bags inside the Demised Premises; and (ii) place such garbage in such sealed bags outside the Demised Premises only in the area designated by Landlord for garbage pick-up, and only during the hours reasonably designated by Landlord except in strike and emergency situations.

18.04     Tenant hereby agrees to promptly enter into (and keep in full force and effect throughout the term of this lease) a full-service preventive extermination contract with a licensed pest-control operator reasonably acceptable to Landlord to keep the Demised Premises at all times free from vermin.  Without limiting the generality of the foregoing, if the Demised Premises (or any portion thereof) at any time become infested with vermin, Tenant shall, at Tenant’s sole cost and expense, cause the same to be exterminated from time to time, to the reasonable satisfaction of Landlord.  Tenant shall cause any such vermin to be exterminated immediately upon discovery of such vermin or immediately upon notice thereof from Landlord.

18.05     Except as otherwise provided herein, Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed at any time, any portion of the sidewalk, entrances or common and public areas of the Building adjacent to or abutting upon the Demised Premises.

18.06     Tenant shall, at its sole cost and expense, install fire extinguishing devices as required by all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities having jurisdiction and as approved by the Fire Insurance Rating Organization and its successors.  Tenant shall keep said devices under service through a maintenance contract with a reputable maintenance company engaged and paid for by Tenant and reasonably satisfactory to Landlord.

18.07     If gas is used in the Demised Premises, Tenant shall install gas cut-off devices (manual and automatic).  Tenant shall not be permitted to install any exhausts except as approved by Landlord.

18.08     Tenant agrees not to use the plumbing for any purpose other than that for which it was constructed and agrees, further, not to permit any food, waste or other foreign substance to be thrown or drawn into the pipes.  Tenant agrees to maintain the plumbing that it installs in good order, repair and condition and to repair any damage resulting from any violation of this Article.

18.09     Tenant agrees that Tenant’s deliveries to the Demised Premises shall not be through the Building lobby but shall be directly into the Demised Premises and shall be subject to Landlord’s reasonable rules and regulations as shall be promulgated from time to time throughout the term.  At no time shall deliveries interfere with the operation, maintenance and appearance of the Building nor shall any deliveries be left on the sidewalk in front of or adjacent to the Demised Premises or the Building.

18.10     Unless such responsibility is expressly and exclusively assumed by the Condominium, Tenant shall, at its sole cost and expense, keep the sidewalks in front of the Demised Premises and the curbs adjacent thereto free from snow, ice, dirt and rubbish.  Tenant shall not be obligated to make sidewalk repairs.

18.11     Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control.  Landlord agrees to promptly commence and diligently pursue restoration of such service.

18.12     Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, any entrances or common and public areas of the Building adjacent to or abutting upon the Demised Premises.  Tenant shall not use, or permit to be used, any area or space outside the Demised Premises for the conduct of Tenant’s business and/or for the placement of any advertising or signs and shall not permit Tenant’s employees, agents, contractors or invitees to linger, loiter or assemble outside the Demised Premises.

ARTICLE 19
Access, Changes In Building Facilities, Name

19.01     All except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord and/or the Condominium.

19.02     Tenant shall permit Landlord and/or the Condominium to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

19.03     Landlord or Landlord’s agent shall have the right upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times upon reasonable notice during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities.  Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant’s use of the Demised Premises.  Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.

19.04     During the period of twelve (12) months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants at reasonable times upon reasonable notice.

19.05     Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and/or the Unit and the fixtures and equipment thereof as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem necessary or desirable, provided that Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises and the visibility of the Demised Premises shall not be unreasonably interfered with.

19.06     Landlord and/or the Condominium may adopt any name for the Building and/or the Condominium, provided Landlord shall not consent to or vote in favor of the adoption of any name of a competitor of Tenant.  Landlord reserves the right to change the name or address of the Building and/or the Unit at any time.

19.07     For the purposes of Article 19, the term “Landlord” shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.

19.08     Any reservation in this lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this lease shall not be deemed to:  (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this lease.

ARTICLE 20
Notice of Accidents

20.01     Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 21
Non-Liability And Indemnification

21.01     Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the gross negligence of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

21.02     Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the use, conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord’s or Tenant’s account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (z) Tenant’s breach of its obligations under the Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities (including without limitation reasonable attorneys’ fees) incurred in or in connection with each such claim or action or proceeding brought thereon.  In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

21.03     Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord’s reasonable control.  Tenant’s obligations with respect to the making of Tenant repairs shall be subject to delays caused by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like causes beyond Tenant’s reasonable control.

ARTICLE 22
Destruction Or Damage

22.01     If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of Section 22.03.  If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord and/or the Condominium shall repair, restore and rebuild the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

22.02     If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty (20%) percent of the full insurable value of the Unit immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty.  In case of any damage or destruction mentioned in this Article, Tenant may terminate this lease, by notice to Landlord, if Landlord and/or the Condominium has not completed the making of the required repairs and the restoration and rebuilding of the Building and the Demised Premises within fifteen (15) months from the date of such damage or destruction, or within such period after such date (not exceeding six months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control.

22.03     If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article provided), Landlord shall, to the extent sufficient insurance proceeds have been made available to Landlord for same, repair the damage and restore and rebuild the Building and/or the Demised Premises with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant’s Property nor to restore any Tenant’s Work or Tenant’s Changes.

22.04     No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

22.05     Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all or any portion of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason solely of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant’s rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

22.06     Landlord will not carry insurance of any kind on Tenant’s Property or Tenant’s Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

22.07     The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 23
Eminent Domain

23.01     If the whole of the Unit shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the “date of the taking”), and the rents shall be prorated and adjusted as of such date.

23.02     If only a part of the Unit shall be so taken this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking of the Demised Premises, if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business.  Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner.  Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date.  Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

23.03     Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article.  Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award.  Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant’s moving expenses, the value of Tenant’s fixtures or Tenant’s Changes which do not become part of the Building or property of the Landlord, provided however that Landlord’s award is not thereby reduced or otherwise adversely affected.

23.04     In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

23.05     Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

23.06     Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

ARTICLE 24
Surrender; Holdover

24.01     On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and Tenant shall remove all of Tenant’s Property therefrom (and repair any and all damage caused thereby) except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

24.02     (a)      In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant’s occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to an amount equal to two times one-twelfth of the sum of the fixed rent and additional rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period).  Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period.  It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above.  In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

(b)      Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise, within the meaning of Section 232-c of the Real Property Law of the State of New York.

(c)       All damages to Landlord by reason of holding over by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

ARTICLE 25
Conditions Of Limitation

25.01     To the extent permitted by applicable law this lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

25.02     This lease and the term and estate hereby granted are subject to the further limitation that:

(a)       whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) business days; or

(b)      whenever Tenant shall be in default of any of its non-monetary obligations or Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

(c)       whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 9; or

(d)      whenever Tenant shall abandon the Demised Premises,

then in any of said cases set forth in the foregoing Subsections (a), (b), (c) and (d) each being hereinafter referred to an “Event of Default”, Landlord may give written notice (“Termination Notice”) to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in the Termination Notice, which date shall be at least five (5) days after the giving of the Termination Notice, and on the date specified therein, if the Event of Default has not been cured by the date specified in the Termination Notice, this Lease and Term and all rights of Tenant under this Lease shall expire and terminate as if that day were the Expiration Date, it being the intention of the Landlord and Tenant hereby to create conditional limitations, and Tenant shall remain liable as provided in Article 27 and in accordance with those provisions of this Lease which are specifically stated herein to survive the expiration or other termination of this Lease.

ARTICLE 26
Re-Entry By Landlord

26.01     If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein.  The word re-enter, as herein used, is not restricted to its technical legal meaning.  In the event of any termination of this lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02     In the event of a breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03     If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27
Damages

27.01     If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)       a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises less (ii) the aggregate rental value of the Demised Premises for the same period which resulting sum shall be discounted to present value at the rate of five (5%) percent per annum; or

(b)      sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

27.02     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

ARTICLE 28
Waiver

28.01     Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

28.02     In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by cither against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

28.04     The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord’s reasonable charges for any additional services provided.

28.05     If, at any time during the term of this lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

(a)         throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

(b)         if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

(i)
to the extent that the same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

(ii)	thereafter, Tenant shall pay to Landlord all of the rents reserved under this lease, all of which shall be calculated as if there had been no intervening period of limitation.

ARTICLE 29
No Other Waivers Or Modifications

29.01     The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02     The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

(a)       no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord.  The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises.  If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting;

(b)       the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

(c)       no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

ARTICLE 30
Curing Tenant’s Defaults, Additional Rent

30.01     (a)         if Tenant shall default in the performance of any of Tenant’s obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) five (5) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later;

(b)       if Tenant is late in making any payment due to Landlord from Landlord under this lease for five (5) or more days, then interest shall become due and owing to Landlord on such payment from the date when it was due computed at a rate equal to the greater of (A) one and 25/100 (1.25%) percent per month or (B) five (5%) percent per annum over the prime rate of Citibank N.A. (or if unavailable, an index and/or source of information designated by Landlord), but in no event in excess of the maximum legal rate of interest chargeable to corporations in the State of New York.  Further, in the event Tenant shall fail to pay an installment of fixed rent, any additional rent, or any part thereof within five (5) business days after the same shall become due and payable, Tenant shall promptly pay to Landlord a late charge equal to five (5%) percent of the amount of fixed rent and/or additional rent not paid.

30.02     Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 31
Broker

31.01     Landlord and Tenant covenant, warrant and represent to the other that each dealt with no broker or finder in connection with this lease and that no conversations or negotiations were had by it with any broker or finder concerning the renting of the Demised Premises other than Isaacs and Company and CB Richard Ellis Real Estate Services, Inc. (“CBRE”).  Landlord will pay Isaacs and Company a commission pursuant to the terms of a separate agreement between Landlord and Isaacs and Company.  Isaacs and Company shall be responsible for paying CBRE its share of the commission pursuant to a separate agreement.  Landlord and Tenant each agree to indemnify and hold each other harmless from and against any actions, suits or claims (including, without limitation, legal fees, costs and expenses) for a brokerage, finder or other commission or fee which either may incur in the event the respective representation is untrue.

ARTICLE 32
Notices

32.01     Except for rent bills and emergency repair notices (which may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt) any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by hand delivery or via nationally recognized overnight courier, addressed to the other party at the address hereinabove set forth and shall be deemed to have been given, rendered or made on the date of receipt.  Copies of any notice to Landlord shall be sent to its counsel, Alter Mantel, LLP, 90 Park Avenue, New York, New York 10016, Attention:  Arthur S. Mantel, Esq. and copies of any notice to Tenant shall be sent to its counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022.  Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

ARTICLE 33
Estoppel Certificate, Memorandum

33.01     Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days’ prior notice, to execute and deliver to Landlord and any other person and entity designated by Landlord a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, Landlord is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge and (c) such other matters as may be reasonably required by Landlord, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.  Additionally, Tenant’s Statement shall contain such other information concerning this lease as shall be required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

33.02     At the request of Landlord, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording.  Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease.

ARTICLE 34
Arbitration

34.01     Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided for in this lease as the appropriate remedy.  The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

34.02     The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York.  In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

34.03     If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

34.04     All the expenses of the arbitration shall be borne by the parties equally.

ARTICLE 35
No Other Representations, Construction,
Governing Law, Consents

35.01     Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease an shall expressly refer to this lease.  This lease and said other written agreements) made concurrently herewith are hereinafter referred to as the “lease documents It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

35.02     If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

35.03     This lease shall be governed in all respects by the laws of the State of New York.

35.04     Wherever in this lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval.  Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

ARTICLE 36
Parties Bound

36.01     The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25.  However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Unit as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Unit, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

36.02     If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, limited liability company or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Unit (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises.

ARTICLE 37
Certain Definitions And Construction

37.01     For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit D annexed hereto shall be utilized.

37.02     The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

ARTICLE 38
Sprinklers

38.01     Tenant, at its sole cost and expense, shall, to the extent required by applicable law, the Board of Fire Underwriters, the New York Fire Insurance Exchange or similar body or Tenant’s or Landlord’s insurance company, maintain, repair and replace the sprinkler system within the Demised Premises, all in compliance with all of the rules, regulations, laws, orders or statements of the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department, agency or official of the federal, state or city government.  Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require or recommend that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the Demised Premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature in accordance with the provisions of Article 13.

ARTICLE 39
Signs

39.01     Tenant shall not, without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed, place or install any sign on any exterior portion of the Demised Premises.  Tenant agrees that no signs shall be installed on the Demised Premises or the Building until all approvals and permits, including without limitation, the approval of the New York City Landmark’s Commission, if applicable, are first obtained and copies thereof delivered to Landlord together with evidence of payment for any fees pertaining to Tenant’s signs.

39.02     As used in this Article 39, the word “sign” shall be construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent.

ARTICLE 40
Covenant Against Liens

40.01     Tenant shall not do any act which may create any lien or other encumbrance upon any interest of Landlord or any lessor under any superior lease in any portion of the Building.  If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic’s or other lien, charge or order for the payment of money or other encumbrance shall be filed against Landlord and/or any lessor under any superior lease and/or any portion of the Building (whether or not such lien, charge order or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing thereof; Tenant shall indemnify and save harmless Landlord and all lessor(s) under any superior lease against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees resulting therefrom.  If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord for all costs, expenses and other sums of money in connection therewith (as additional rental) within ten (10) days after demand.

ARTICLE 41
Extension Option

41.01     Provided that, at the time of delivery of the Extension Notice (as hereinafter defined) and on the Expiration Date, this lease shall be in full force and effect and without default of any of the obligations required to be observed or performed by Tenant hereunder beyond applicable notice and cure periods, Tenant shall have the option (hereinafter referred to as the “Extension Option”) to extend the term of this lease for a term (hereinafter referred to as the “Extended Term”) of five (5) years, to commence on the day (hereinafter referred to as the “Extended Term Commencement Date”) next succeeding the Expiration Date and to expire on the fifth (5th) anniversary of the Expiration Date (hereinafter referred to as the “Extended Term Expiration Date”).  Tenant shall exercise the Extension Option by sending a written notice thereof (herein referred to as the “Extension Notice”) to Landlord by certified mail, return receipt requested, on or before the day that shall be no earlier than 30 months prior to the Expiration Date and no later than 18 months preceding the Expiration Date.  If Tenant shall send the Extension Notice within the time and in the manner hereinbefore provided, this lease shall be deemed extended for the Extended Term upon the terms, covenants and conditions hereinafter contained.  If Tenant shall fail to send the Extension Option, this lease shall cease and terminate on the Expiration Date, and Tenant shall have no further option to extend the term of this lease,

41.02     The Extended Term, if any, shall be on and subject to, all of the terms, covenants and conditions provided in this lease for the initial term hereof, except that the annual fixed rent payable byTenant for the Demised Premises for the first year of the Extended Term shall be 95% of the fair market rental value of the Demised Premises as of the date being six (6) months immediately preceding the Extended Term.  Commencing six months prior to the Expiration Date, Landlord and Tenant shall use their best efforts to agree upon the fair market rental value of the Demised Premises.  In the event Landlord and Tenant cannot reach agreement within thirty (30) days, Landlord and Tenant shall confer and appoint a reputable, qualified, licensed real estate broker having an office in the county in which the Building is located and is familiar with the rentals then being charged in the Building and in comparable buildings (the “Independent Broker”).  Upon the failure of Landlord and Tenant to agree upon the designation of the Independent Broker, then upon ten (10) days’ notice, either party may apply to the offices of the American Arbitration Association located in the city in which the Building is located to appoint the Independent Broker by expedited arbitration.  Concurrently with such appointment, Landlord and Tenant shall each submit a letter to the Independent Broker, with a copy to the other, setting forth their respective estimates of the fair market rental value of the Demised Premises, taking into consideration the duration of the Extended Term and all other terms and conditions of this Lease which are applicable to the Extended Term (respectively, “Landlord’s Letter” and “Tenant’s Letter”).  The Independent Broker shall use his best efforts to determine the fair market rental value of the Demised Premises during the Extended Term and shall choose the fair market rental value set forth in either Landlord’s Letter or Tenant’s Letter to be the fair market value for the purposes of determining the fixed rent during the Extended Term.  The fees and expenses of the Independent Broker and all costs incurred in connection with the appointment of the Independent Broker shall be shared equally by Landlord and Tenant.  Once the fixed rent for the first year of the Extended Term has be established, the fixed rent shall be increased on each of the 1st, 2nd, 3rd, and 4th anniversaries of the commencement of the Extended Term to be 103% of the fixed rent for the prior year.

(a)      If, in accordance with and subject to, all of the terms, covenants and conditions contained in this Article 41, the term of this lease is extended for the Extended Term, then “Expiration Date”, as such terms is used in this lease, shall mean the “Extended Term Expiration Date”, and “term of this lease” (and comparable words), shall mean the initial term of this lease, as extended by the Extended Term.

(b)      Time is of the essence as to the Tenant with respect to the notice and other provisions set forth in this Article.  Tenant’s notice to Landlord shall be irrevocable unless Tenant shall withdraw same by written notice to Landlord within thirty (30) days after the fair market rental value for the Extended Term is determined (the “Withdrawal Notice”) time being of the essence.  If Tenant shall not timely deliver a Withdrawal Notice, Tenant shall be liable for the fixed rent and other lease obligations during the Extended Term.  Tenant hereby agrees that in the event the Withdrawal Notice shall be delivered to Landlord later than the first day of the twelfth (12th) month preceding the Expiration Date, the Expiration Date of this lease shall be extended one (1) day for each day the Withdrawal Notice is delivered after the first day of the twelfth (12th) month preceding the Expiration Date (the monthly Fixed Rent for such period shall be equal to the amount of monthly Fixed Rent paid for the month preceding the Expiration Date).  Notwithstanding anything to the contrary contained herein, if at any time this lease is terminated prior to the expiration of the initial term hereof, then, without the requirement of any notice, Tenant’s option to extend the term as set forth herein is likewise terminated.

ARTICLE 42
Rules And Regulations

42.01     Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

42.02     Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors.  However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

ARTICLE 43
Condominium

43.01     The Building in which the Demised Premises are located is subject to that certain (i) Declaration (“Declaration”) establishing condominium ownership of the Land and the Building erected thereon, comprising the Alta Vista Condominium, made pursuant to Article 9B of the Real Property Law of the State of New York, and (ii) the By-Laws (“By-Laws”) of such Condominium appended to said Declaration.  The Demised Premises constitute a portion of the Commercial Unit which is part of the Condominium.  All terms and provisions of this lease shall be subject and subordinate to the Declaration and By-Laws and all amendments thereto made in accordance with the Declaration and By-Laws.  The Declaration and By-Laws and all amendments thereto, are hereafter collectively called the “Condominium Documents.” Tenant agrees to faithfully observe and comply with the Condominium Documents, other than those provisions pertaining to the payment of Common Charges and special assessments.  Tenant shall not perform or suffer any action or other matter which if performed or suffered by Landlord would constitute a violation, breach or default under the Condominium Documents; provided, however, it is understood and agreed that Tenant may use the Demised Premises for the express uses set forth in this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

LANDLORD:
382/384 PERRY RETAIL, LLC
By: BSC Perry NA, LLC
By: Beck Street Capital LLC

By:
Name: Kevin Comer
Title: Managing Member

TENANT:
MICHAEL KORS STORES, LLC

By:	/s/ John D. Idol
Name: John D. Idol
Title: CEO

EXHIBIT A
Floor Plan

EXHIBIT B
Landlord’s Work

1.	Deliver Demised Premises in broom clean condition.

2.	Deliver existing HVAC systems in working order.

3.	Deliver ACP-5.

EXHIBIT C
Rules and Regulations

1.
The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenant’s premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose.  No tenant shall invite to the tenants premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building.  The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2.
The Landlord may refuse admission to the Building but not the Demised Premises outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.  Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.  In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.  The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant.  The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Tenant’s premises or the Building under the provisions of this rule.  Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

3.
No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant’s premises without Landlord’s prior written consent.  Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner approved by the Landlord.

4.
The Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises.  If, in the reasonable judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as the Landlord shall determine.  The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall hold a Master Rigger’s license.  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord.  Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

5.
No machines or mechanical equipment of any kind, may be installed or operated in any tenant’s premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by the Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

6.
No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of the Landlord, unreasonably disturbs other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant’s premises, except as contemplated by this lease or as otherwise expressly approved by the Landlord.  Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference.  No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.  Any cuspidors or similar containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the expense of the tenant.

7.
No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

8.
All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use.  Entrance doors shall not be left open at any time.

9.	Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

10.
All windows in each tenant’s premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

11.
The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.  The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

12.
No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Demised Premises or Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed and provided all approvals and permits, if applicable, are first obtained.  With respect to signs, advertisements or notices, within the Demised Premises, Landlord’s consent shall not be required, provided same are positioned no less than eighteen (18”) inches from the plate glass.

13.
No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

14.
No Tenant shall mark, paint, drill into, or in any way deface any part of the part of the Building, except with the prior written consent of Landlord.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

15.	No bicycles, vehicles or animals of any kind shall be brought into or kept by Tenant in or about the Demised Premises or the Building.

16.	Tenant shall:

(a)
At Tenant’s sole cost and expense, make all replacements, as and when deemed necessary by Landlord, to all windows and plate and other glass in, on or about the Demised Premises, and obtain and maintain, throughout the term, plate glass insurance policies in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Landlord and its agents as additional insureds (which policies shall be non-cancelable with respect to Landlord and such lessors without thirty (30) days written notice to Landlord by certified mail, return receipt requested), and not later than the Commencement Date, deliver the originals of such insurance policies to Landlord and, thereafter, deliver the originals of new or renewal policies, replacing any policies expiring during the Term, at least thirty (30) days before such date of expiration, together with proof satisfactory to Landlord that the full premiums have been paid;

(b)
Provide and keep in force such other insurance in such amounts as may from time to time be required by Landlord against such other insurable hazards as at the time are commonly insured against in the case of premises similar to the Demised Premises;

(c)
Not use or occupy, nor permit or suffer the Demised Premises or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, or for any business, use or purpose deemed by Landlord to be disreputable or extra hazardous, or in such manner as to constitute a nuisance of any kind (public or private) or that Landlord deems offensive by reason of odors, fumes, dust, smoke, noise or other pollution, or for any purpose or in any way in violation of the certificate of occupancy or of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations;

(d)
At Tenant’s sole cost and expense (i) procure and thereafter maintain all governmental permits and license required for the proper and lawful conduct of Tenant’s business in the Demised Premises and the use thereof, (ii) submit copies of all such permits and licenses to Landlord, for its inspection, not later than the Commencement Date, and (iii) submit copies of new or renewal permits and licenses, expiring during the term, at least thirty (30) days before such date of expiration; and

(e)
Give prompt notice to Landlord of any notice Tenant receives of the violation of any applicable permits and authorizations and building and zoning laws and of any other laws, ordinances, orders, rules, regulations and requirements of public authorities which shall, with respect to the Demised Premises or the use or occupancy thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from Tenant’s use of the Demised Premises.

EXHIBIT D
Definitions

1.	The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

2.	The terms include, including and such as shall each be construed as if followed by the phrase “without being limited to.

3.
The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease.  Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

4.
The term Tenant’s obligations hereunder, and words of like import, and the term Landlord’s obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be.  Reference to performance of either party’s obligations under this lease shall be construed as “performance and observance”.

5.
Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant’s obligations hereunder, or that Tenant is not in default in the performance of any of Tenant’s obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

6.
References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to This lease or with respect to Tenant’s use or occupancy of the Demised Premises.

7.
The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

8.
The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

9.	The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

10.
Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law.  Upon a termination of this lease, the term and estate granted by this lease shall end at midnight of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

11.
The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in Question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

12.
The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant’s estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

13.	Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

14.	The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

15.
All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

16.
The term regular hours shall mean the hours (between 8:00 a.m. and 6:00 p.m.) of business days (which term is used herein to mean all days except Saturdays, Sundays and days observed by the Federal or New York State government as legal holidays or the building service employees, union holidays) throughout the year.

17.
The term control shall mean ownership of more than fifty (50%) percent of all the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity.

382/384 Perry Retail. LLC
c/o Beck Street Capital
100 Vandam Street 4th Floor
New York, New York 10013

August 21, 2010

VIA HAND DELIVERY
Michael Kors Stores, LLC
11 West 42nd Street
New York, NY 10036
Attention: Lee Sporn, Secretary

Re:
Lease between 382/384 Perry Retail, LLC, as Landlord, and Michael Kors Stores, LLC, as Tenant, with respect to the following Demised Premises: portions of Ground Floor and Basement at 382-384 Bleecker Street, New York, New York

Gentlemen:

This letter shall constitute notice that Landlord’s Work (as defined in the Lease) has been substantially completed and the Demised Premises will be ready for occupancy on August 26, 2010.

Please feel free to call if you have any questions.

382/384 Perry Retail, LLC
By:	BSC Perry NA LLC
By: Beck Street Capital, LLC

	By:	/s/ Kevin Comer
Kevin Comer
Managing Member

cc:	Olshan Grundman Frome Rosenzweig & Wolosky LLP,
Park Avenue Tower, 65 East 55th Street, New York, NY 10022
Attention: Steven R. Gursky, Esq.